Exhibit 77Q1(d)

LORD ABBETT INVESTMENT
TRUST

AMENDMENT TO
DECLARATION AND
AGREEMENT OF TRUST


	The undersigned, being at
least a majority of the Trustees of
Lord Abbett Investment Trust, a
Delaware statutory trust (the
"Trust") organized pursuant to a
Declaration and Agreement of
Trust dated August 16, 1993 (the
"Declaration"), do hereby (i)
establish, pursuant to Section 5.3
of the Declaration, a new series
of shares of the Trust to be
designated the "Lord Abbett
Core Plus Bond Fund" and (ii)
establish, pursuant to Section 5.3
of the Declaration, the following
classes of the Lord Abbett Core
Plus Bond Fund:  Class A, Class
C, Class F, Class I, Class R2,
Class R3, Class R4, Class R5,
and Class R6.  Any variations as
to purchase price, determination
of net asset value, the price,
terms and manner of redemption
and special and relative rights as
to dividends on liquidation, and
conditions under which such
series or class shall have separate
voting rights, shall be as set forth
in the Declaration or as
elsewhere determined by the
Board of Trustees of the Trust.

	This instrument shall
constitute an amendment to the
Declaration.

	IN WITNESS
WHEREOF, the undersigned
have executed this instrument
this 17th day of September 2015.


/s/ Daria L. Foster
Daria L. Foster

_____________
Julie A. Hill


/s/ E. Thayer Bigelow
E. Thayer Bigelow



/s/ Franklin W. Hobbs
Franklin W. Hobbs


/s/ Robert B. Calhoun, Jr.
Robert B. Calhoun, Jr.


/s/ James M. McTaggart
James M. McTaggart


/s/ Eric C. Fast
Eric C. Fast


________________
James L.L. Tullis


/s/Evelyn E. Guernsey
Evelyn E. Guernsey